Exhibit 99.1

News Release For Immediate Release

Ontrak Announces 2022 First Quarter Financial Results

•Q1 Revenue of $5.3 million
•Company executes a note purchase agreement with Acuitas Capital LLC, providing up to $25.0 million of available borrowings
•Company notes progress in sales prospect pipeline, including multiple plans in data exchange phase
•Company announces enhanced evidence-based clinical model
•Company expands augmented intelligence capabilities throughout member care journey
•Company relocates headquarters to Henderson, Nevada
•Company to Host Conference Call at 4:30 pm ET Today

Henderson, NV – May 11, 2022 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and telehealth-enabled healthcare company, today reported its financial results for the first quarter ended March 31, 2022.

Management Commentary

“We are pleased to share continuing progress in our sales pipeline as we work to return the company to a growth trajectory. We believe the key to this encouraging momentum and our future success lies in the advances we’ve made to our clinical model and the technology underpinning it,” commented Jonathan E. Mayhew, Chief Executive Officer.

“As we move ahead this year and next, we are committed to an evidence-based, whole-person coaching and behavioral health provider integrated care model for our core Ontrak product offer, which maximizes the effectiveness of behavior change programs and treatment plans and delivers durable value-based outcomes for medically complex populations who face myriad barriers to care. We are beginning to see the benefits of this differentiated value proposition in our sales pipeline and look forward to converting this momentum in 2022.”

First Quarter 2022 Financial Results Highlights

•Revenue for the first quarter of 2022 was $5.3 million, representing an 82% decrease compared to the same period in 2022. The Company previously indicated on the fourth quarter 2021 earnings call that it expected near-term quarterly revenues from existing customer contracts to settle in the $4.5 - $5.5 million range for the first two quarters of 2022 before beginning to see pipeline revenues contribute in the second half of 2022.
•Operating loss for the first quarter of 2022 was $(13.1) million compared to an operating loss of $(2.9) million for the same period in 2021.

•Adjusted EBITDA for the first quarter of 2022 was $(9.2) million compared to adjusted EBITDA of $1.9 million for the same period in 2021. The company previously indicated during the third quarter 2021 earnings call that it expected adjusted EBITDA in the near term to be negatively impacted, and subsequently indicated during the fourth quarter 2021 earnings call that it has a path to positive monthly EBITDA in the first quarter 2023.
•Net loss for first quarter of 2022 was $(14.6) million, or a $(0.81) diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to net loss of $(5.5) million, or a $(0.44) diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2021.

•Non-GAAP net loss for first quarter of 2022 was $(11.7) million, or a $(0.67) non-GAAP diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to non-GAAP net loss of $(0.7) million, or a $(0.17) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2021.

First Quarter 2022 and Recent Operating Highlights

•Total enrolled members numbered 2,867 at the end of Q1 2022.
•On April 15, 2022, the Company entered into a Master Note Purchase Agreement (the “Keep Well Agreement”) with Acuitas Capital LLC ("Acuitas"), an entity indirectly wholly owned and controlled by Terren S. Peizer, the Company's Executive Chairman and largest stockholder, pursuant to which, subject to specified conditions, the Company may borrow up to $25.0 million through September 1, 2023.
•On March 24, 2022, the Company entered into a lease agreement for new office space in Henderson, Nevada, which now serves at the Company's new headquarters. The office space under lease in Santa Monica, California, the Company's prior headquarters, has been subleased to a subtenant on April 12, 2022.
•On March 8, 2022, the Company entered into an Eight Amendment to Note Purchase Agreement with Goldman Sachs Specialty Lending Group, L.P. (the "Eighth Amendment"), which among other things, amended certain financial covenants intended to increase the Company's financial flexibility, and a required prepayment of $11.0 million of the outstanding loan balance without the incurrence of a yield maintenance premium or prepayment fee, which prepayment was made by the Company on March 8, 2022. In addition, on February 14, 2022, the Company repaid $9.0 million of the outstanding balance of the 2024 Notes.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future. This outlook solely represents existing and planned enrollment launches, and program expansions with current health plan partners.

For the year ending December 31, 2022, the Company provides the following outlook:

•2022 revenue in the range of $25 - $30 million.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by dialing (833) 519-1269 for U.S. participants or (914) 800-3841 for international participants and referencing conference ID #5078624. A live and archived webcast of the event will be available at: https://ontrakhealth.com/investors/presentations-events.

About Ontrak, Inc.

Ontrak, Inc. is a leading AI and telehealth-enabled healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. Ontrak identifies, engages, activates and provides care pathways to treatment for the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. We engage individuals with anxiety, depression, substance use disorder and chronic disease through personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s integrated intervention platform uses AI, predictive analytics and digital interfaces combined with dozens of care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may include for example statements regarding: the strength of our pipeline and our ability to convert pipeline opportunities to contracts in 2022 and beyond; our ability to deliver durable value-based outcomes for medically complex populations; the benefits of expanding our augmented intelligence capabilities throughout the member care journey; our ability to return to a growth trajectory; our ability to achieve our intended path to profitability; our ability to draw on the note purchase agreement with Acuitas Capital LLC;and driving accelerated growth, expansion and performance. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, dependence on key personnel and the ability to recruit, retain and develop a large and diverse workforce; high customer concentration and the ability of our customers to terminate our contracts for convenience; intense competition and substantial regulation in the health care industry; changes in regulations or issuance of new regulations or interpretations; limited operating history; our inability to execute our business plan; increase our revenue and achieve profitability; lower than anticipated eligible members under our contracts; our inability to recognize revenue; the adequacy of our existing cash resources and anticipated capital commitments to enable us to continue as a going concern; our ability to raise additional capital when needed; lack of outcomes and statistically significant formal research studies; difficulty enrolling new members and maintaining existing members in our programs; the risk that the treatment programs might not be effective; difficulty in developing, exploiting and protecting proprietary technologies; business disruption and related risks resulting from the outbreak of the novel coronavirus 2019; and risks related to our ability to realize the potential benefits of and to effectively integrate acquisitions. You are urged to consider statements that include the words “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures, and clarifies and enhances an understanding of our past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, restructuring, severance and related costs, acquisition related costs, and loss (gain) on change in fair value of warrant liability and contingent liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, restructuring, severance and related costs, acquisition related costs and loss (gain) on change in fair value of warrant liability and contingent liability. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. Neither EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss nor Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Contact

For Investors:

Caroline Paul
Gilmartin Group
investors@ontrakhealth.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$5,258	$28,722
Cost of revenue	2,846	12,750
Gross profit	2,412	15,972

Operating expenses:
Research and development	3,428	4,569
Sales and marketing	1,436	1,942
General and administrative	10,693	12,341
Total operating expenses	15,557	18,852
Operating loss	(13,145)	(2,880)

Other expense, net	—	(606)
Interest expense, net	(1,400)	(2,007)
Loss before income taxes	(14,545)	(5,493)
Income tax expense	(100)	—
Net loss	(14,645)	(5,493)
Dividends on preferred stock - declared and undeclared	(2,239)	(2,239)
Net loss attributable to common stockholders	$(16,884)	$(7,732)

Net loss per common share, basic and diluted	$(0.81)	$(0.44)

Weighted-average common shares outstanding, basic and diluted	20,723	17,622

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	December 31,
	2022	2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$27,248	$58,824
Restricted cash - current	4,477	6,716
Receivables, net	5,775	5,938
Unbilled receivables	4,168	3,235
Deferred costs - current	398	600
Prepaid expenses and other current assets	4,565	5,019
Total current assets	46,631	80,332
Long-term assets:
Property and equipment, net	3,546	3,785
Restricted cash - long-term	406	406
Goodwill	5,713	5,713
Intangible assets, net	2,041	2,346
Other assets	485	444
Operating lease right-of-use assets	861	656
Total assets	$59,683	$93,682

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,933	$1,001
Accrued compensation and benefits	2,521	2,343
Deferred revenue	488	441
Current portion of operating lease liabilities	617	595
Other accrued liabilities	4,881	5,953
Total current liabilities	10,440	10,333
Long-term liabilities:
Long-term debt, net	16,040	35,792
Long-term operating lease liabilities	1,034	932
Long-term finance lease liabilities	86	136
Other liabilities	—	934
Total liabilities	27,600	48,127
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 shares issued and outstanding at each of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 20,831,320 and 20,680,186 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	437,894	436,721
Accumulated deficit	(405,813)	(391,168)
Total stockholders' equity	32,083	45,555
Total liabilities and stockholders' equity	$59,683	$93,682

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(14,645)	$(5,493)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation expense	2,911	2,574
Depreciation expense	651	162
Amortization expense	637	701
Change in fair value of contingent consideration	—	635
401(k) employer match in common shares	202	257
Common stock issued for consulting services	102	—
Changes in operating assets and liabilities:
Receivables	163	2,129
Unbilled receivables	(933)	756
Prepaid expenses and other current assets	351	640
Accounts payable	789	(117)
Deferred revenue	47	3,985
Leases liabilities	124	29
Other accrued liabilities	(890)	174
Net cash (used in) provided by operating activities	(10,491)	6,432

Cash flows from investing activities
Purchase of property and equipment	(255)	(827)
Net cash used in investing activities	(255)	(827)

Cash flows from financing activities
Dividends paid	(2,239)	(2,200)
Repayments of 2024 Notes	(19,994)	—
Proceeds from warrant exercise	—	58
Proceeds from options exercise	—	726
Finance lease obligations	(84)	(78)
Financed insurance premium payments	(750)	(740)
Payment of taxes related to net-settled stock awards	(2)	—
Net cash used in financing activities	(23,069)	(2,234)
Net change in cash and restricted cash	(33,815)	3,371
Cash and restricted cash at beginning of period	65,946	103,210
Cash and restricted cash at end of period	$32,131	$106,581

Supplemental disclosure of cash flow information:
Interest paid	$1,181	$1,820
Non cash financing and investing activities:
Finance lease and accrued purchases of property and equipment	$187	$226
Common stock issued to settle contingent consideration	213	—

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2022	2021
Operating loss	$(13,145)	$(2,880)
Depreciation expense	651	162
Amortization expense (1)	395	502
EBITDA	(12,099)	(2,216)
Stock-based compensation expense	2,911	2,574
Restructuring, severance and related costs (2)	—	1,004
Acquisition related costs (3)	—	583
Adjusted EBITDA	$(9,188)	$1,945

Reconciliation of Net Loss to Non-GAAP Net Loss; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended March 31,
	2022	2021
Net loss	$(14,645)	$(5,493)
Stock-based compensation expense	2,911	2,574
Restructuring, severance and related costs (2)	—	1,004
Gain on change in fair value of warrant liability	—	(29)
Loss on change in fair value of contingent liability (4)	—	635
Acquisition related costs (3)	—	583
Non-GAAP net loss	(11,734)	(726)
Dividends on preferred stock - declared and undeclared	(2,239)	(2,239)
Non-GAAP net loss attributable to common stockholders	(13,973)	$(2,965)

Net loss per common share - basic and diluted	$(0.81)	$(0.44)
Non-GAAP net loss per common share - basic and diluted	(0.67)	(0.17)
Weighted-average common shares outstanding - basic and diluted	20,723	17,622
_______________________
(1) Relates to operating and financing ROU assets and acquired intangible assets.
(2) Includes one-time severance and related benefit costs related to reduction in workforce announced in March 2021 as a result of the contract termination notice from our then largest customer.
(3) Includes external legal, accounting, and advisory costs associated with acquisition activity.
(4) Relates to loss resulting from change in fair value of contingent liability related to a stock price guarantee associated with an acquisition.